EXHIBIT 99.2

BOSTON SCIENTIFIC ANNOUNCES MANAGEMENT CHANGES
AND RESTRUCTURING INITIATIVES

New structure, leadership team and targeted portfolio changes will focus on sales excellence and cost effectiveness

Natick, MA (February 10, 2010) – Boston Scientific Corporation (NYSE: BSX) today announced a series of management changes and restructuring initiatives designed to strengthen the Company and position it for long-term success.

“The actions we are announcing today will provide the organizational structure and leadership needed to execute our strategic plan and fulfill the enormous promise of this company,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “They are aimed at driving innovation, accelerating profitable growth and increasing both accountability and shareholder value.  Above all else, they will help us better serve our customers and their patients.”

Key components of the management changes and restructuring initiatives include:

•
The Cardiovascular Group and Cardiac Rhythm Management Group (formerly Guidant) will be combined into one, stronger and more competitive organization that will deliver better value to hospitals, better solutions to physicians and better outcomes to patients.  This combined organization will also position the Company to respond more efficiently and effectively to rapidly accelerating changes in the procurement, reimbursement and regulatory environments, and to other changes in the delivery of health care globally.  The new organization will be led by Hank Kucheman, who has been promoted to Executive Vice President and President of the new Cardiology, Rhythm and Vascular Group.  Mr. Kucheman most recently served as President of the Cardiovascular Group.  The Group will increase its focus on structural heart, percutaneous ICDs, atrial fibrillation and hypertension.  The Endovascular Unit, including Peripheral Solutions, Neurovascular, Imaging, Electrophysiology and the Canadian business unit, will report to new Senior Vice President and Executive Committee member, Joe Fitzgerald.

•	Fred Colen has been promoted to the new role of Executive Vice President and Chief Technology Officer (CTO). As CTO, Mr. Colen will oversee a centralized corporate research and development group that will refocus and strengthen the Company’s innovation efforts.  Under Mr. Colen’s leadership, the Company will change its allocation of R&D resources to incorporate its newly established growth priorities, create technology Centers of Excellence, drive improved product development timing and efficiency, and expand the spectrum of new product opportunities.  Mr. Colen most recently served as President of the Cardiac Rhythm Management Group.

•
The Company’s International Headquarters will be eliminated.  The Presidents of Japan, Europe (including a consolidated Shared Services team) and the newly formed Emerging Markets Group will report directly to the CEO. The Emerging Markets Group, composed primarily of India, China, Brazil, Russia, Eastern Europe and parts of the Middle East, Asia and Latin America, will attract greater investment and infrastructure, including the pursuit of selective offshore manufacturing, research, a variety of support services and individual country growth vehicles.  Leadership for the Emerging Markets Group will be announced at a later date.

•
The Endoscopy division and new Urology and Women’s Health division will each report directly to the CEO, and the Endosurgery Group structure, which currently oversees the Endoscopy and Urology/Gynecology divisions, will no longer exist.  The newly named Urology and Women’s Health division, led by new Senior Vice President and Executive Committee member, John Pedersen, will significantly increase investment in its franchise in order to more aggressively pursue the substantial opportunities for device-related solutions for unmet women’s health needs.  The Endoscopy division, led by new Senior Vice President and Executive Committee member, Michael Phalen, will pursue incremental growth through devices for endoluminal surgery, obesity/diabetes solutions and pulmonary asthma.

•
Steve Moreci, currently the Endosurgery Group President, will lead a newly created team devoted to Global Sales Focus.  This team will drive targeted sales force expansions and deliver best practice capabilities in training, management, forecasting and planning.  In particular, the team will focus on reaching the economic customer on a global basis and as a result the Company’s Corporate Sales group will become part of this team.

•	The Company plans to further rationalize and refocus its business portfolio through both select divestitures and acquisitions in direct support of our new strategic priorities.

•
The Company will immediately begin to execute a new set of restructuring initiatives designed to improve its effectiveness and efficiency.  Gross expenses are expected to be reduced by a range of $200 million to $250 million from the 2009 base during the next two years, representing a reduction of 5.5 to 7 percent.  These initiatives will also result in a gross head count reduction of 1,000 to 1,300, or 8 to 10 percent, from our non direct labor base.  These reductions will be partially offset by the inflationary impact of our base expenses and selective redeployment of expenses and head count into important sales and research initiatives.  Eligible employees affected by these head count reductions will be offered severance packages and other assistance and support.  The restructuring plan excludes manufacturing direct labor positions, which are production dependent.

•	The action plans related to these reductions are expected to result in pre-tax charges of approximately $180 million to $200 million. The vast majority of the restructuring costs will be cash charges.

In addition, the Company announced the following management changes:

•
Sam Leno will be promoted to Executive Vice President and Chief Operations Officer, effective March 1.  He will oversee Finance, Information Systems, Manufacturing and Operations.  Since joining Boston Scientific in 2007, Mr. Leno has served as Executive Vice President of Finance and Information Systems and Chief Financial Officer.

•
Jeff Capello will be promoted to Executive Vice President and Chief Financial Officer, effective March 1.  Mr. Capello joined the Company in 2008 and has served as Chief Accounting Officer and Corporate Controller.

•
Tim Pratt has been promoted to Executive Vice President and Chief Administrative Officer; he will continue to serve as General Counsel and Secretary.  The Company will consolidate Legal, Corporate Communications, Government Affairs, Human Resources, Quality and Regulatory Affairs under Mr. Pratt, who joined the Company in 2008.

•
Jean Lance has been promoted to Senior Vice President and Chief Compliance Officer and will become a member of the Company’s Executive Committee.  Ms. Lance joined Boston Scientific in 1996 and was named Chief Compliance Officer last year.  Prior to that she served as Vice President and General Counsel for the Company’s Cardiovascular Group.  She manages and enforces Boston Scientific’s Global Compliance Program.

•
Dan Brennan has been promoted to Senior Vice President and Corporate Controller.  Mr. Brennan joined Boston Scientific in 1996.  He has served in a wide variety of finance roles supporting a number of the Company’s businesses.

•
Larry Neumann has been promoted to Senior Vice President of Restructuring and Integration.  Mr. Neumann will oversee and be accountable for all the Company’s restructuring and integration activities, including the combination of the Cardiovascular Group and the Cardiac Rhythm Management Group.  Mr. Neumann joined the Company in 1996 and has served in a number of capacities, including head of Corporate Tax, Business Development and Investor Relations.

•
Andy Milani has recently been named Senior Vice President of Human Resources.  Mr. Milani joined Boston Scientific in 2009 after a distinguished 28-year career as an officer in the U.S. Army, serving most recently as Chief of Staff for the Army’s Special Operations Command.

“These changes to date bring together an outstanding group of seasoned leaders, with a broad range of talents and abilities and a proven history of delivering results and achieving objectives,” said Elliott.  “The Company and all its stakeholders stand to benefit considerably from their collective knowledge, experience and expertise.  These changes were, in part, designed to allow me to spend more time with our operating divisions and international regions, as we place greater emphasis on stimulating sales growth, assessing our business portfolio opportunities and expanding operating profit margins.”

The Company will provide additional details on its restructuring plans during its fourth quarter earnings call at 8:00 a.m. (ET) on Thursday, February 11.  The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our restructuring initiatives, management changes, growth priorities, business portfolio rationalization, innovation, shareholder value, operational goals and strategic plans.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation